                         NOTICE OF GUARANTEED DELIVERY
                                      for
                        TENDER OF SHARES OF COMMON STOCK
                                       of

                         AMERICAN MEDSERVE CORPORATION

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, SEPTEMBER 11, 1997, UNLESS THE OFFER IS EXTENDED.

     As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates evidencing shares of Common Stock, par value $0.01 per share (the "Shares"), of American Medserve Corporation, a Delaware corporation, are not immediately available, (ii) the certificates evidencing Shares and all other required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or (iii) the procedure for delivery by book-entry transfer for the Shares cannot be completed on a timely basis. This instrument may be transmitted by facsimile transmission or delivered by hand or mail to the Depositary.

                        The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

             By Mail:                              By Hand:                    By Overnight Delivery:
    First Chicago Trust Company           First Chicago Trust Company       First Chicago Trust Company
            of New York                           of New York                       of New York
        Tenders & Exchanges                   Tenders & Exchanges               Tenders & Exchanges
            Suite 4660                 c/o The Depository Trust Company            Suite 4680-AMC
           P.O. Box 2569                   55 Water Street, DTC TAD          14 Wall Street, 8th Floor
Jersey City, New Jersey 07303-2569      Vietnam Veterans Memorial Plaza       New York, New York 10005
                                           New York, New York 10041

                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                                 (201) 222-4720
                                       or
                                 (201) 222-4721
                             To Confirm Receipt of
                         Notice of Guaranteed Delivery:

                                 (201) 222-4707

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to Omnicare Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Omnicare, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 14, 1997 (the "Offer to Purchase") and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below of American Medserve Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Signature(s)________________________   Address(es)_________________________
____________________________________   ____________________________________

Name(s) of Record Holders___________   Area Code and Tel. No.(s)___________
____________________________________
   PLEASE TYPE OR PRINT
____________________________________   Check one box if Shares will be
                                       tendered by book-entry transfer
Number of Shares____________________   / /The Depository Trust Company

Certificate No.(s) (If Available)___   / /Philadelphia Depository Trust
____________________________________   Company
Dated_______________________  , 1997   Account Number____________________

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended,
(a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of those Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in Section 3 of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

___________________________________   ____________________________________
            NAME OF FIRM                       AUTHORIZED SIGNATURE
___________________________________   Name________________________________
              ADDRESS
__________________________ZIP CODE    Title_______________________________

Area Code and Tel. No.____________    Date__________________________,1997

NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE. CERTIFICATES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.